Document No. 2
                                       12

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of November 30, 2007, by and between Panorama Series Fund, Inc., a Maryland corporation, on behalf of its series Panorama Government Securities Portfolio ("Panorama Fund"), and Oppenheimer Variable Account Funds, a Massachusetts business trust, on behalf of its series Oppenheimer Core Bond Fund/VA ("Core Bond Fund/VA"). References to actions, representations, or obligations of Panorama Fund should be understood to be performed or incurred by Panorama Series Fund, Inc., and actions, representations or obligations of Core Bond Fund/VA should be understood to be performed or incurred by Oppenheimer Variable Account Funds, as the context requires, subject, however, to the provisions of this Agreement.

                              W I T N E S S E T H:

         WHEREAS, Panorama Fund and Oppenheimer Core Bond Fund/VA are each an open-end investment company of the management type; and

         WHEREAS, the parties hereto desire to provide for the reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), of Panorama Fund through the acquisition by Core Bond Fund/VA of substantially all of the assets of Panorama Fund in exchange for the Non-Service voting shares of beneficial interest ("shares") of Core Bond Fund/VA and the assumption by Core Bond Fund/VA of certain liabilities of Panorama Fund, which Non-Service shares of Core Bond Fund/VA are to be distributed by Panorama Fund pro rata to its shareholders in complete liquidation of Panorama Fund and complete cancellation of its shares;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

     1. The parties hereby adopt this Agreement and Plan of Reorganization (the "Agreement") pursuant to Section 368(a)(1) of the Code as follows: The reorganization will be comprised of the acquisition by Core Bond Fund/VA of substantially all of the assets of Panorama Fund in exchange for Non-Service shares of Core Bond Fund/VA and the assumption by Core Bond Fund/VA of certain liabilities of Panorama Fund, followed by the distribution of such Non-Service shares of Core Bond Fund/VA to the shareholders of Panorama Fund in exchange for shares of Panorama Fund, all upon and subject to the terms of the Agreement hereinafter set forth.

         Redemption requests received by Panorama Fund after that date shall be treated as requests for the redemption of the shares of Core Bond Fund/VA to be distributed to the shareholder in question as provided in Section 5 hereof.

     2. On the Closing Date (as hereinafter defined), all of the assets of Panorama Fund on that date, excluding a cash reserve (the "cash reserve") to be retained by Panorama Fund sufficient in its discretion for the payment of the expenses of Panorama Fund's dissolution and its liabilities, but not in excess of the amount contemplated by Section 10E, shall be delivered as provided in
Section 8 to Core Bond Fund/VA, in exchange for and against delivery to Panorama Fund on the Closing Date of a number of Non-Service shares of Core Bond Fund/VA, having an aggregate net asset value equal to the value of the assets of Panorama Fund so transferred and delivered.

     3. The net asset value of Non-Service shares of Core Bond Fund/VA and the value of the assets of Panorama Fund to be transferred shall in each case be determined as of the close of business of The New York Stock Exchange on the Valuation Date. The computation of the net asset value of the Non-Service shares of Core Bond Fund/VA and the shares of Panorama Fund shall be done in the manner used by Core Bond Fund/VA and Panorama Fund, respectively, in the computation of such net asset value per share as set forth in their respective prospectuses. The methods used by Core Bond Fund/VA in such computation shall be applied to the valuation of the assets of Panorama Fund to be transferred to Core Bond Fund/VA.

         Panorama Fund will, if required, declare and pay, immediately prior to the Valuation Date, a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to Panorama Fund's shareholders all of Panorama Fund's investment company taxable income for taxable years ending on or prior to the Closing Date (computed without regard to any dividends paid) and all of its net capital gain, if any, realized in taxable years ending on or prior to the Closing Date (after reduction for any capital loss carry-forward).

     4. The closing (the "Closing") shall be at the offices of OppenheimerFunds, Inc. (the "Agent"), 6803 S. Tucson Way, Centennial, CO 80112, on such time or such other place as the parties may designate or as provided below (the "Closing Date"). The business day preceding the Closing Date is herein referred to as the "Valuation Date."

         In the event that on the Valuation Date either party has, pursuant to the Investment Company Act of 1940, as amended (the "Act"), or any rule, regulation or order thereunder, suspended the redemption of its shares or postponed payment therefore, the Closing Date shall be postponed until the first business day after the date when both parties have ceased such suspension or postponement; provided, however, that if such suspension shall continue for a period of 60 days beyond the Valuation Date, then the other party to the Agreement shall be permitted to terminate the Agreement without liability to either party for such termination.

     5. In conjunction with the Closing, Panorama Fund shall distribute on a pro rata basis to the shareholders of Panorama Fund as of the Valuation Date Non-Service shares of Core Bond Fund/VA received by Panorama Fund on the Closing Date in exchange for the assets of Panorama Fund in complete liquidation of Panorama Fund; for the purpose of the distribution by Panorama Fund of Non-Service shares of Core Bond Fund/VA to Panorama Fund's shareholders, Core Bond Fund/VA will promptly cause its transfer agent to: (a) credit an appropriate number of Non-Service shares of Core Bond Fund/VA on the books of Core Bond Fund/VA to each shareholder of Panorama Fund in accordance with a list (the "Shareholder List") of Panorama Fund shareholders received from Panorama Fund; and (b) confirm an appropriate number of Non-Service shares of Core Bond Fund/VA to each shareholder of Panorama Fund; certificates, if any, for Non-Service shares of Core Bond Fund/VA will be issued upon written request of a former shareholder of Panorama Fund but only for whole shares, with fractional shares credited to the name of the shareholder on the books of Core Bond Fund/VA and only after any share certificates, if any, for Panorama Fund are returned to the transfer agent.

         The Shareholder List shall indicate, as of the close of business on the Valuation Date, the name and address of each shareholder of Panorama Fund, indicating his or her share balance. Panorama Fund agrees to supply the Shareholder List to Core Bond Fund/VA not later than the Closing Date. Any shareholders of Panorama Fund holding certificates representing their shares shall not be required to surrender their certificates to anyone in connection with the reorganization. After the Closing Date, however, it will be necessary for such shareholders to surrender their certificates in order to redeem, transfer or pledge the shares of Core Bond Fund/VA which they received.

     6. After the Closing Date, Panorama Fund shall pay or make provision for payment of all of its liabilities and taxes, and transfer any remaining amount of the cash reserve to Core Bond Fund/VA.

     7. Prior to the Closing Date, there shall be coordination between the parties as to their respective portfolios so that, after the Closing, Core Bond Fund/VA will be in compliance with all of its investment policies and restrictions. At the Closing, Panorama Fund shall deliver to Core Bond Fund/VA two copies of a list setting forth the securities then owned by Panorama Fund. Promptly after the Closing, Panorama Fund shall provide Core Bond Fund/VA a list setting forth the respective federal income tax bases thereof.

     8. Portfolio securities or written evidence acceptable to Core Bond Fund/VA of record ownership thereof by The Depository Trust Company or through the Federal Reserve Book Entry System or any other depository approved by Panorama Fund pursuant to Rule 17f-4 and Rule 17f-5 under the Act shall be endorsed and delivered, or transferred by appropriate transfer or assignment documents, by Panorama Fund on the Closing Date to Core Bond Fund/VA, or at its direction, to its custodian bank, in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers and shall be accompanied by all necessary state transfer stamps, if any. The cash delivered shall be in the form of certified or bank cashiers' checks or by bank wire or intra-bank transfer payable to the order of Core Bond Fund/VA for the account of Core Bond Fund/VA. Non-Service shares of Core Bond Fund/VA representing the number of Non-Service shares of Core Bond Fund/VA being delivered against the assets of Panorama Fund, registered in the name of Panorama Fund, shall be transferred to Panorama Fund on the Closing Date. Such shares shall thereupon be assigned by Panorama Fund to its shareholders so that the Non-Service shares of Core Bond Fund/VA may be distributed as provided in
Section 5.

         If, at the Closing Date, Panorama Fund is unable to make delivery under this Section 8 to Core Bond Fund/VA of any of its portfolio securities or cash for the reason that any of such securities purchased by Panorama Fund, or the cash proceeds of a sale of portfolio securities, prior to the Closing Date have not yet been delivered to it or Panorama Fund's custodian, then the delivery requirements of this Section 8 with respect to said undelivered securities or cash will be waived and Panorama Fund will deliver to Core Bond Fund/VA by or on the Closing Date with respect to said undelivered securities or cash executed copies of an agreement or agreements of assignment in a form reasonably satisfactory to Core Bond Fund/VA, together with such other documents, including a due bill or due bills and brokers' confirmation slips as may reasonably be required by Core Bond Fund/VA.

     9. Core Bond Fund/VA shall not assume the liabilities (except for portfolio securities purchased which have not settled and for shareholder redemption and dividend checks outstanding) of Panorama Fund, but Panorama Fund will, nevertheless, use its best efforts to discharge all known liabilities, so far as may be possible, prior to the Closing Date. The cost of printing and mailing the proxies and proxy statements will be borne by Panorama Fund. Panorama Fund and Core Bond Fund/VA will bear the cost of their respective opinions to be provided under this Agreement. Any documents such as existing prospectuses or annual reports that are included in that mailing will be a cost of the Fund issuing the document. Any other out-of-pocket expenses of Core Bond Fund/VA and Panorama Fund associated with this reorganization, including legal, accounting and transfer agent expenses, will be borne by Panorama Fund and Core Bond Fund/VA, respectively, in the amounts so incurred by each. Agent, the Funds' investment manager, may bear any of the costs discussed in this Section 9, pursuant to separate arrangements with one or both Funds.

     10. The obligations of Core Bond Fund/VA hereunder shall be subject to the following conditions:

         A. The Board of Directors of Panorama Fund shall have authorized the execution of the Agreement, and the shareholders of Panorama Fund shall have approved the Agreement and the transactions contemplated hereby, and Panorama Fund shall have furnished to Core Bond Fund/VA copies of resolutions or minutes to that effect certified by the Secretary or the Assistant Secretary of Panorama Fund; such shareholder approval shall have been by vote of a majority of the outstanding voting securities of Panorama Fund, as defined in Section 2(a)(42) of the Act, and as required by Panorama Fund's charter documents at a meeting for which proxies have been solicited by the Proxy Statement and Prospectus (as hereinafter defined).

         B. Core Bond Fund/VA shall have received an opinion dated as of the Closing Date from counsel to Panorama Fund, to the effect that (i) Panorama Fund is a series of Panorama Series Fund, Inc.; (ii) Panorama Series Fund, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate powers to carry on its business as then being conducted and to enter into and perform the Agreement; and (iii) that all action necessary to make the Agreement, according to its terms, valid, binding and enforceable on Panorama Fund and to authorize effectively the transactions contemplated by the Agreement have been taken by Panorama Fund. Maryland counsel may be relied upon for this opinion.

C. The representations and warranties of Panorama Fund contained herein shall be true and correct at and as of the Closing Date, and Core Bond Fund/VA shall have been furnished with a certificate of the President, or a Vice President, or the Secretary or the Assistant Secretary or the Treasurer or the Assistant Treasurer of Panorama Fund, dated as of the Closing Date, to that effect. D. On the Closing Date, Panorama Fund shall have furnished to Core Bond Fund/VA a certificate of the Treasurer or Assistant Treasurer of Panorama Fund as to the amount of the capital loss carry-over and net unrealized appreciation or depreciation, if any, with respect to Panorama Fund as of the Closing Date.

         E. The cash reserve shall not exceed 10% of the value of the net assets, nor 30% in value of the gross assets, of Panorama Fund at the close of business on the Valuation Date.

F. A Registration Statement on Form N-14 filed by Core Bond Fund/VA under the Securities Act of 1933, as amended (the "1933 Act"), containing a preliminary form of the Proxy Statement and Prospectus, shall have become effective under the 1933 Act.

         G. On the Closing Date, Core Bond Fund/VA shall have received a letter from a senior legal officer or other senior executive officer of OppenheimerFunds, Inc. acceptable to Core Bond Fund/VA, stating that nothing has come to his or her attention which in his or her judgment would indicate that as of the Closing Date there were any material, actual or contingent liabilities of Panorama Fund arising out of litigation brought against Panorama Fund or claims asserted against it, or pending or to the best of his or her knowledge threatened claims or litigation not reflected in or apparent from the most recent audited financial statements and footnotes thereto of Panorama Fund delivered to Core Bond Fund/VA. Such letter may also include such additional statements relating to the scope of the review conducted by such person and his or her responsibilities and liabilities as are not unreasonable under the circumstances.

         H. Core Bond Fund/VA shall have received an opinion, dated as of the Closing Date, of Bell, Boyd & Lloyd LLP, to the same effect as the opinion contemplated by Section 11.E. of the Agreement.

I. Core Bond Fund/VA shall have received at the Closing all of the assets of Panorama Fund to be conveyed hereunder, which assets shall be free and clear of all liens, encumbrances, security interests, restrictions and limitations whatsoever.

     11. The obligations of Panorama Fund hereunder shall be subject to the following conditions:

         A. The Board of Trustees of Core Bond Fund/VA shall have authorized the execution of the Agreement, and the transactions contemplated thereby, and Core Bond Fund/VA shall have furnished to Panorama Fund copies of resolutions to that effect certified by the Secretary or the Assistant Secretary of Core Bond Fund/VA.

         B. Panorama Fund's shareholders shall have approved the Agreement and the transactions contemplated hereby as provided in Section 10.A of this Agreement, and Panorama Fund shall have furnished Core Bond Fund/VA copies of resolutions to that effect certified by the Secretary or an Assistant Secretary of Panorama Fund.

         C. Panorama Fund shall have received an opinion dated as of the Closing Date from counsel to Core Bond Fund/VA, to the effect that (i) Core Bond Fund/VA is a series of Oppenheimer Variable Account Funds; (ii) Oppenheimer Variable Account Funds is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full powers to carry on its business as then being conducted and to enter into and perform the Agreement; (iii) all actions necessary to make the Agreement, according to its terms, valid, binding and enforceable upon Core Bond Fund/VA and to authorize effectively the transactions contemplated by the Agreement have been taken by Core Bond Fund/VA; and (iv) the shares to be issued hereunder are duly authorized and when issued will be validly issued, fully-paid and non-assessable, except as set forth under "Shareholder and Trustee Liability" in Core Bond Fund/VA's Statement of Additional Information. Massachusetts counsel may be relied upon for this opinion.

         D. The representations and warranties of Core Bond Fund/VA contained herein shall be true and correct at and as of the Closing Date, and Panorama Fund shall have been furnished with a certificate of the President, a Vice President or the Secretary or the Assistant Secretary or the Treasurer or the Assistant Treasurer of the Trust to that effect dated as of the Closing Date.

         E. Panorama Fund shall have received an opinion of Bell, Boyd & Lloyd LLP to the effect that the federal tax consequences of the transaction, if carried out in the manner outlined in the Agreement and in accordance with (i) Panorama Fund's representation that there is no plan or intention by any Panorama Fund shareholder who owns 5% or more of Panorama Fund's outstanding shares, and, to Panorama Fund's best knowledge, there is no plan or intention on the part of the remaining Panorama Fund shareholders, to redeem, sell, exchange or otherwise dispose of a number of Core Bond Fund/VA shares received in the transaction that would reduce Panorama Fund shareholders' ownership of Core Bond Fund/VA shares to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all of the formerly outstanding Panorama Fund shares as of the same date, and (ii) the representation by each of Panorama Fund and Core Bond Fund/VA that, as of the Closing Date, Panorama Fund and Core Bond Fund/VA will each qualify as regulated investment companies or will meet the diversification test of Section 368(a)(2)(F)(ii) of the Code, will be as follows:

a. The transactions contemplated by the Agreement will qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1) of the Code, and under the regulations promulgated thereunder.

b. Panorama Fund and Core Bond Fund/VA will each qualify as a "party to a reorganization" within the meaning of Section 368(b)(2) of the Code.

c. No gain or loss will be recognized by the shareholders of Panorama Fund upon the distribution of Non-Service shares of beneficial interest in Core Bond Fund/VA to the shareholders of Panorama Fund pursuant to Section 354 of the Code.

d. Under Section 361(a) of the Code no gain or loss will be recognized by Panorama Fund by reason of the transfer of substantially all its assets in exchange for Non-Service shares of Core Bond Fund/VA.

e. Under Section 1032 of the Code no gain or loss will be recognized by Core Bond Fund/VA by reason of the transfer of substantially all of Panorama Fund's assets in exchange for Non-Service shares of Core Bond Fund/VA and Core Bond Fund/VA's assumption of certain liabilities of Panorama Fund.

f. The shareholders of Panorama Fund will have the same tax basis and holding period for the Non-Service shares of beneficial interest in Core Bond Fund/VA that they receive as they had for Panorama Fund shares that they previously held, pursuant to Section 358(a) and 1223(1), respectively, of the Code.

g. The securities transferred by Panorama Fund to Core Bond Fund/VA will have the same tax basis and holding period in the hands of Core Bond Fund/VA as they had for Panorama Fund, pursuant to Section 362(b) and 1223(1), respectively, of the Code.

         F. The cash reserve shall not exceed 10% of the value of the net assets, nor 30% in value of the gross assets, of Panorama Fund at the close of business on the Valuation Date.

         G. A Registration Statement on Form N-14 filed by Core Bond Fund/VA under the 1933 Act, containing a preliminary form of the Proxy Statement and Prospectus, shall have become effective under the 1933 Act.

         H. On the Closing Date, Panorama Fund shall have received a letter from a senior legal officer or other senior executive officer of OppenheimerFunds, Inc. acceptable to Panorama Fund, stating that nothing has come to his or her attention which in his or her judgment would indicate that as of the Closing Date there were any material, actual or contingent liabilities of Core Bond Fund/VA arising out of litigation brought against Core Bond Fund/VA or claims asserted against it, or pending or, to the best of his or her knowledge, threatened claims or litigation not reflected in or apparent by the most recent audited financial statements and footnotes thereto of Core Bond Fund/VA delivered to Panorama Fund. Such letter may also include such additional statements relating to the scope of the review conducted by such person and his or her responsibilities and liabilities as are not unreasonable under the circumstances.

I. Panorama Fund shall acknowledge receipt of the Non-Service shares of Core Bond Fund/VA.

     12. Panorama Fund hereby represents and warrants that:

A. The audited financial statements of Panorama Fund as of December 31, 2006, and unaudited financial statements as of June 30, 2007, heretofore furnished to Core Bond Fund/VA, present fairly the financial position, results of operations, and changes in net assets of Panorama Fund as of that date, in conformity with generally accepted accounting principles applied on a basis consistent with the preceding year; and that from June 30, 2007, through the date hereof there have not been, and through the Closing Date there will not be, any material adverse change in the business or financial condition of Panorama Fund, it being agreed that a decrease in the size of Panorama Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material adverse change;

B. Contingent upon approval of the Agreement and the transactions contemplated thereby by Panorama Fund's shareholders, Panorama Fund has authority to transfer all of the assets of Panorama Fund to be conveyed hereunder free and clear of all liens, encumbrances, security interests, restrictions and limitations whatsoever;

C. The Prospectus, as amended and supplemented, contained in Panorama Series Fund, Inc.'s Registration Statement under the 1933 Act, as amended, is true, correct and complete, conforms to the requirements of the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, as amended, was, as of the date of the filing of the last Post-Effective Amendment, true, correct and complete, conformed to the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

D. There is no material contingent liability of Panorama Fund and no material claim and no material legal, administrative or other proceedings pending or, to the knowledge of Panorama Fund, threatened against Panorama Fund, not reflected in such Prospectus;

E. Except for the Agreement, there are no material contracts outstanding to which Panorama Fund is a party other than those ordinary in the conduct of its business;

F. Panorama Fund is a series of Panorama Series Fund, Inc., which is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has all necessary and material Federal and state authorizations to own all of its assets and to carry on its business as now being conducted, and is duly registered under the Act and such registration has not been rescinded or revoked and is in full force and effect;

G. All Federal and other tax returns and reports of Panorama Fund required by law to be filed have been filed, and all federal and other taxes shown due on said returns and reports have been paid or provision shall have been made for the payment thereof and to the best of the knowledge of Panorama Fund no such return is currently under audit and no assessment has been asserted with respect to such returns and to the extent such tax returns with respect to the taxable year of Panorama Fund ended December 31, 2007, or with respect to the taxable year from January 1, 2008, through the Closing Date, have not been filed, such returns will be filed when required and the amount of tax shown as due thereon shall be paid when due; and

H. Panorama Fund has elected to be treated as a regulated investment company and, for each fiscal year of its operations, Panorama Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and Panorama Fund intends to meet such requirements with respect to its current taxable year. Panorama Fund currently is, at all times since its inception has been, and will continue to be up until and at the Closing Date, in compliance with Section 817(h)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treas. Reg. Section 1.817-5, as if those provisions applied directly to the Panorama Fund, relating to the diversification requirements for variable annuity, endowment and life insurance contracts. Panorama Fund's shares are (and since its inception have been) held only by (a) insurance company "segregated asset accounts" within the meaning of Treas. Reg. Section 1.817-5(e) and (b) other purchasers of the kind specified in Treas. Reg. Section 1.817-5(f)(3) as from time to time in effect.

13. Core Bond Fund/VA hereby represents and warrants that:

A. The audited financial statements of Core Bond Fund/VA as of December 31, 2006, and unaudited financial statements as of June 30, 2007, heretofore furnished to Panorama Fund, present fairly the financial position, results of operations, and changes in net assets of Core Bond Fund/VA, as of that date, in conformity with generally accepted accounting principles applied on a basis consistent with the preceding year; and that from June 30, 2007, through the date hereof there have not been, and through the Closing Date there will not be, any material adverse changes in the business or financial condition of Core Bond Fund/VA, it being understood that a decrease in the size of Core Bond Fund/VA due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material or adverse change;

B. The Prospectus, as amended and supplemented, contained in Core Bond Fund/VA's Registration Statement under the 1933 Act, is true, correct and complete, conforms to the requirements of the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, as amended, was, as of the date of the filing of the last Post-Effective Amendment, true, correct and complete, conformed to the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

C. Except for this Agreement, there is no material contingent liability of Core Bond Fund/VA and no material claim and no material legal, administrative or other proceedings pending or, to the knowledge of Core Bond Fund/VA, threatened against Core Bond Fund/VA, not reflected in such Prospectus;

D. There are no material contracts outstanding to which Core Bond Fund/VA is a party other than those ordinary in the conduct of its business;

E. Core Bond Fund/VA is a series of Oppenheimer Variable Account Funds, which is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has all necessary and material Federal and state authorizations to own all its properties and assets and to carry on its business as now being conducted, and is duly registered under the Act and such registration has not been revoked or rescinded and is in full force and effect; and the Non-Service shares of Core Bond Fund/VA issued to Panorama Fund pursuant to the Agreement will be duly authorized, validly issued, fully-paid and non-assessable, except as set forth under "Shareholder & Trustee Liability" in Core Bond Fund/VA's Statement of Additional Information, will conform to the description thereof contained in Oppenheimer Variable Account Funds' Registration Statement, and will be duly registered under the 1933 Act and in the states where registration is required;

F. All federal and other tax returns and reports of Core Bond Fund/VA required by law to be filed have been filed, and all federal and other taxes shown due on said returns and reports have been paid or provision shall have been made for the payment thereof and to the best of the knowledge of Core Bond Fund/VA, no such return is currently under audit and no assessment has been asserted with respect to such returns and to the extent such tax returns with respect to the taxable year of Core Bond Fund/VA ended December 31, 2007, or with respect to the taxable year from January 1, 2008, through the Closing Date, have not been filed, such returns will be filed when required and the amount of tax shown as due thereon shall be paid when due;

         G. Core Bond Fund/VA has elected to be treated as a regulated investment company and, for each fiscal year of its operations, Core Bond Fund/VA has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and Core Bond Fund/VA intends to meet such requirements with respect to its current taxable year. Core Bond Fund/VA currently is, at all times since its inception has been, and will continue to be up until and at the Closing Date, in compliance with Section 817(h)(1) of the Internal Revenue Code of 1986, as amended, and Treas. Reg.
Section 1.817-5, as if those provisions applied directly to the Core Bond Fund/VA, relating to the diversification requirements for variable annuity, endowment and life insurance contracts. Core Bond Fund/VA's shares are (and since its inception have been) held only by (a) insurance company "segregated asset accounts" within the meaning of Treas. Reg. Section 1.817-5(e) and (b) other purchasers of the kind specified in Treas. Reg. Section 1.817-5(f)(3) as from time to time in effect;

         H. Core Bond Fund/VA has no plan or intention (i) to dispose of any of the assets transferred by Panorama Fund, other than in the ordinary course of business, or (ii) to redeem or reacquire any of the Non-Service shares issued by it in the reorganization other than pursuant to valid requests of shareholders; and

         I. After consummation of the transactions contemplated by the Agreement, Core Bond Fund/VA intends to operate its business in a substantially unchanged manner.

     14. Each party hereby represents to the other that no broker or finder has been employed by it with respect to the Agreement or the transactions contemplated hereby. Each party also represents and warrants to the other that the information concerning it in the Proxy Statement and Prospectus will not as of its date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements concerning it therein not misleading and that the financial statements concerning it will present the information shown fairly in accordance with generally accepted accounting principles applied on a basis consistent with the preceding year. Each party also represents and warrants to the other that the Agreement is valid, binding and enforceable in accordance with its terms and that the execution, delivery and performance of the Agreement will not result in any violation of, or be in conflict with, any provision of any charter, by-laws, contract, agreement, judgment, decree or order to which it is subject or to which it is a party. Core Bond Fund/VA hereby represents to and covenants with Panorama Fund that, if the reorganization becomes effective, Core Bond Fund/VA will treat each shareholder of Panorama Fund who received any of Core Bond Fund/VA's shares as a result of the reorganization as having made the minimum initial purchase of shares of Core Bond Fund/VA received by such shareholder for the purpose of making additional investments in shares of Core Bond Fund/VA, regardless of the value of the shares of Core Bond Fund/VA received.

     15. Core Bond Fund/VA agrees that it will prepare and file a Registration Statement on Form N-14 under the 1933 Act which shall contain a preliminary form of proxy statement and prospectus contemplated by Rule 145 under the 1933 Act. The final form of such proxy statement and prospectus is referred to in the Agreement as the "Proxy Statement and Prospectus." Each party agrees that it will use its best efforts to have such Registration Statement declared effective and to supply such information concerning itself for inclusion in the Proxy Statement and Prospectus as may be necessary or desirable in this connection. Panorama Fund covenants and agrees to liquidate and dissolve under the laws of the State of Maryland, following the Closing, and, upon Closing, to cause the cancellation of its outstanding shares.

     16. The obligations of the parties shall be subject to the right of either party to abandon and terminate the Agreement for any reason and there shall be no liability for damages or other recourse available to a party not so terminating this Agreement; provided, however, that in the event that a party shall terminate this Agreement without reasonable cause, the party so terminating shall, upon demand, reimburse the party not so terminating for all expenses, including reasonable out-of-pocket expenses and fees incurred in connection with this Agreement.

     17. The Agreement may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one Agreement. The rights and obligations of each party pursuant to the Agreement shall not be assignable.

     18. All prior or contemporaneous agreements and representations are merged into the Agreement, which constitutes the entire contract between the parties hereto. No amendment or modification hereof shall be of any force and effect unless in writing and signed by the parties and no party shall be deemed to have waived any provision herein for its benefit unless it executes a written acknowledgment of such waiver.

     19. Core Bond Fund/VA understands that the obligations of Panorama Fund under the Agreement are not binding upon any other series of Panorama Series Fund, Inc., or any director or shareholder of Panorama Fund or any other series of Panorama Series Fund, Inc. personally, but bind only Panorama Fund and Panorama Fund's property. Core Bond Fund/VA represents that it has notice of the provisions of the Articles of Incorporation of Panorama Series Fund, Inc. disclaiming shareholder and director liability for acts or obligations of Panorama Fund.

     20. Panorama Fund understands that the obligations of Core Bond Fund/VA under the Agreement are not binding upon any other series of Oppenheimer Variable Account Funds, or any trustee or shareholder of Core Bond Fund/VA or any other series of Oppenheimer Variable Account Funds personally, but bind only Core Bond Fund/VA and Core Bond Fund/VA's property. Panorama Fund represents that it has notice of the provisions of the Declaration of Trust of Core Bond Fund/VA disclaiming shareholder and trustee liability for acts or obligations of Core Bond Fund/VA.

         IN WITNESS WHEREOF, each of the parties has caused the Agreement to be executed and attested by its officers thereunto duly authorized on the date first set forth above.


  PANORAMA SERIES FUND, INC., on behalf of Government Securities Portfolio


      By:     _/s/ Robert G. Zack_________
                                             ------------------
              Robert G. Zack
              Vice President and Secretary



 OPPENHEIMER VARIABLE ACCOUNT FUNDS, on behalf of Oppenheimer Core Bond Fund/VA


      By:     _/s/ Robert G. Zack_________
                                             ------------------
              Robert G. Zack
              Vice President and Secretary